UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

A5 LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10300 Chemin de la Cote-De-Liesse Lachine, Quebec H8T 1A3
(Address of principal executive offices)

(514) 420-0333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 30, 2011, A5 Laboratories Inc.’s (the “Company”) former auditor, Berman & Co., P.A., notified the Company that their firm did not review, and was not requested to review, the financial statements for the quarter ended June 30, 2011, as filed with the Company’s quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission (the “Commission”) on August 25, 2011.  As such, management believes that, in consultation with the Company’s new auditors, Seale & Beers, CPA (“Beers”), the financial statements for the period ended June 30, 2011, cannot be relied upon as they did not go through a standard quarterly review process.  Beers is in the process of reviewing the financial statements for the above referenced period and the Company plans to file an amended quarterly report on Form 10-Q as soon as possible after the review process is completed by Beers.

Based on the foregoing, management, including the Principal Executive Officer and Principal Financial Officer, re-performed an evaluation of the effectiveness of the Company’s disclosure controls and procedures, (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)).  Based on that evaluation, our management concluded that our disclosure controls and procedures were ineffective as of June 30, 2011, to provide reasonable assurance that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.  The Company will revise Item 4 of Part I of the above referenced Form 10-Q accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A5 LABORATORIES INC.

Date: September 6, 2011	By:	/s/ Richard Azani
Name: Richard Azani
Title: Chief Executive Officer